AMENDED & RESTATED EXECUTIVE SERVICES AGREEMENT This Amended & Restated Executive Services Agreement (this "Agreement") is entered into as of May 12, 2026 (the "Effective Date"), by and between Pacific Oak Strategic Opportunity REIT, Inc. (the "Company"), and Brian Ragsdale (the "Executive"). The Company and the Executive are sometimes referred to individually as a "Party" and collectively as the "Parties". WHEREAS, the Company and the Executive previously entered into that certain Executive Services Agreement dated January 23, 2026 (the “Prior Agreement”); and WHEREAS, the Parties desire to amend and restate the Prior Agreement in its entirety on the terms set forth herein; NOW, THEREFORE, in consideration of the mutual covenants and agreements herein, the Parties agree to amend and restate the Prior Agreement as follows: 1. SERVICES The Executive shall act as President, Chief Executive Officer and Chief Financial Officer for the Company and, in such capacity, shall provide executive leadership, oversight and administrative services to the Company, customary for such roles as may be reasonably requested by the Company’s Board of Directors (the “Board”) from time to time. In addition, the Executive will, from time to time, provide administrative and support services customarily performed by a chief executive officer or chief financial officer, including attendance at and participation in Board and committee meetings, and coordination with management, advisors, auditors and counsel, as requested by the Board. 2. TERM AND TERMINATION This Agreement shall be effective as of the Effective Date and shall continue through July 12, 2026 and on a month-to-month basis thereafter, unless earlier terminated as provided herein. Either Party may terminate this Agreement as of any time after July 12, 2026 for any reason or no reason upon thirty (30) days’ prior written notice to the other Party. 3. PAYMENT The Company shall pay the Executive (or Executive’s designee) a fee of $5,000 per month for services performed under the Prior Agreement and this Agreement commencing with the month of May 2026. A catch-up payment of $15,000 shall be made within 5 business days from the date of this Agreement. Thereafter, the monthly fee shall be payable in arrears within 5 business days after the end of each calendar month. 4. RELATIONSHIP OF THE PARTIES The Executive is an independent contractor and not an employee of the Company. 7. REPRESENTATIONS; COMPLIANCE Each Party represents that it has the full right and authority to enter and perform this Agreement. Each Party will comply with applicable laws and regulations in performing its obligations under this Agreement. 8. MISCELLANEOUS 8.1 Notices. All notices must be in writing and delivered by (a) personal delivery, (b) nationally recognized overnight courier, or (c) email to the notice addresses set forth below (or such other address as a Party designates by notice). Email notices are deemed received on the next business day if sent during normal business hours of the recipient and no bounce-back or undeliverable notice is received; otherwise, on the next business day after re-sent by email without bounce- back or delivered by courier. 8.2 Assignment. Neither Party may assign this Agreement without the other Party’s prior written consent. 8.3 Governing Law; Venue. This Agreement will be governed by and construed in accordance with the laws of the State of Maryland, without regard to conflicts of laws principles. The Parties consent to exclusive jurisdiction and venue in the state and federal courts located in Maryland. 8.4 Entire Agreement; Amendments. This Agreement constitutes the entire agreement between the Parties with respect to the subject matter hereof and supersedes and replaces in its entirety the Prior Agreement and all prior proposals and understandings. Any amendment to this Agreement must be in writing and signed by both Parties. 8.5 Severability. If any provision of this Agreement is held invalid or unenforceable, the remaining provisions will remain in full force and effect. 8.6 Counterparts; Electronic Signatures. This Agreement may be executed in counterparts, each of which will be deemed an original, and all of which together will constitute one instrument. Signatures transmitted electronically (including PDF) will be deemed original signatures. [Signature Page Follows] IN WITNESS WHEREOF, the undersigned have executed this Assignment as of the date first stated above. PACIFIC OAK STRATEGIC OPPORTUNITY REIT, INC. BRIAN RAGSDALE By: /s/ Ryan Schluttenhofer Name: Ryan Schluttenhofer Title: Chief Accounting Officer Date: May 12, 2026 By: /s/ Brian Ragsdale Name: Brian Ragsdale Date: May 12, 2026